Exhibit 23P-1

THE BLUE FUND GROUP
amended and restated Code of Ethics

GENERAL

This Amended and Restated Code of Ethics (“Code”) of the Blue Fund Group (the “Trust”) is adopted pursuant to the requirements of Rule 17j-1 under the Investment Company Act of 1940, as amended (the “1940 Act”), and shall apply to each series of shares of the Trust now in existence or hereafter created.

Rule 17j-1(a) under the 1940 Act makes it unlawful for any employee, officer or trustee of a registered investment company or its investment adviser or principal underwriter, and certain other affiliated persons of such entities, in connection with the purchase or sale, directly or indirectly, by such person of a security “held or to be acquired” by such investment company, to (i) employ any device, scheme or artifice to defraud such investment company; (ii) make to such investment company any untrue statement of a material fact or omit to state to the Trust a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading; (iii) engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon the investment company; or (iv) engage in any manipulative practice with respect to the investment company.

The underlying general principles of this Code are that “access persons,” (as defined below) in conducting their personal “securities” (as defined below) transactions, (i) owe a fiduciary duty to shareholders of an affiliated investment company and at all times have a duty to place the interests of such shareholders ahead of their personal interests, (ii) are obligated to conduct all personal “securities” transactions in accordance with this Code and in a manner so as to avoid any actual or potential conflict of interest or abuse of such person’s position of trust and responsibility, and any appearance of such conflict of interest or abuse of position, and (iii) should not take inappropriate advantage of their positions.

I.           Definitions

(1)	“Access Person” means any trustee, officer or Advisory Person (as defined below) of the Trust and the Adviser.

The defined term ‘Access Person’ and ‘Advisory Person’ shall not include any employee of an underwriter subject to securities transaction reporting requirements of a code of ethics adopted by the underwriter.

(2)
“Advisory Person” means any employee of the Trust or the Adviser who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a Security by the Trust, or whose functions relate to the making of any recommendations with respect to such purchases or sales, and any natural person in a control relationship to the Trust or the Adviser, who obtains information concerning recommendations made to the Trust with regard to the purchase or sale of Securities by the Trust.

(3)
“Investment Personnel” means any employee of the Trust or the Adviser who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of Securities by the Trust, and any natural person who controls the Trust or the Adviser and who obtains information concerning such recommendations.

(4)
“Security” shall have the meaning set forth in Section 2(a) (36) of the 1940 Act except it does not include securities issued by the Government of the United States or by federal agencies and which are direct obligations of the United States, bankers’ acceptances, certificates of deposit, commercial paper, high quality short-term debt instruments (including repurchase agreements) and shares of registered open-end investment companies.

(5)
A “security held or to be acquired” means a Security which, within the most recent 15 days:  (i) is or has been held by the Trust; or (ii) is being or has been considered by the Trust or the Adviser for purchase by the Trust, and includes an option to purchase or sell, and any Security which is convertible into or exchangeable for, a Security described in (i) or (ii) of this sub-Section.

(6)
“Beneficial Ownership” shall have the meaning ascribed thereto under Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.  Generally, a person is regarded as having a beneficial interest in those securities held in his or her name, the name of his or her spouse and the names of his or her minor children who reside with him or her.  A person may be regarded as having a beneficial interest in the securities held in the name of another person (individual, partnership, trust, or another entity) if, by reason of a contract, understanding or relationship he or she obtains or may obtain therefrom benefits substantially equivalent to those of ownership.

(7)
“Chief Investment Officer” shall be both an Access Person and the Advisory Person who is the designated officer of the Trust responsible for overseeing and monitoring all investment decisions made by the Adviser on behalf of the Trust.

(8)
“Control” means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position, as further defined in Section 2(a)(9) of the 1940 Act.

(9)
“Initial Public Offering” means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act of 1934.

(10)
“Limited Offering” means an offering that is exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) or Section 4(6) or pursuant to rule 504, rule 505, or rule 506 under the Securities Act of 1933.

2.	Prohibitions

(a)	No Access Person in connection with the purchase or sale, directly or indirectly, by such person of a security held or to be acquired by the Trust:

(i)	shall employ any device, scheme or artifice to defraud the Trust;

(ii)
make to the Trust any untrue statement of a material fact or omit to state to the Trust a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

(iii)	engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon the Trust; or

(iv)	engage in any manipulative practice with respect to the Trust.

(b)
No Access Person shall, directly or indirectly, purchase or sell any security in which such person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership which would involve the use of “inside” information.

3.	Exempted Transactions

The Prohibitions of Section 2(b) of this Code shall not apply to transactions concerning:

(a)	Purchases or sales effected in any account over which the Access Person or Investment Personnel has no direct or indirect influence or control.

(b)	Purchases or sales of Securities which are not eligible for purchase or sale by the Trust.

(c)	Purchases or sales which are non-volitional on the part of the Access Person or Investment Personnel or the Trust.

(d)	Purchases which are part of an automatic dividend reinvestment plan.

(e)
Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.

4.	Procedural Matters

The Chief Compliance Officer of the Trust shall appoint an appropriate code compliance officer who shall:

(a)
Furnish a copy of this Code to each Access Person upon commencement of employment and annually thereafter so each such Access Person may certify that he or she has read and understands said Code and recognizes that he or she is subject to the principles and prohibitions contained therein.

(b)	Review all reports submitted under Sections 6, 7 and 8 of this Code to detect conflicts of interest and abusive practices.

(c)	Notify quarterly each Access Person of his or her obligation to file a Quarterly Report as provided by Section 6 of this Code.

(d)	Notify each new Access Person of his or her obligation to file an Initial Report as provided by Section 7 of this Code.

(e)	Notify annually each Access Person of his or her obligation to file an Annual Report as provided by Section 8 of this Code.

(f)	Notify annually the Adviser of its obligation to file a written report and annual certification as provided by Section 10 of this Code.

(g)
Promptly report to the Board of Trustees the facts contained in any report filed with the compliance officer pursuant to Section 6, 7 or 8 of this Code when such report indicates that an Access Person engaged in a transaction in a Security held or to be acquired by the Trust, or otherwise violated or appeared to violate this Code and its reporting requirements.

(h)
At least annually, furnish to the Board of Trustees a written report that (i) describes any issues arising under this Code, including information about material violations and procedures and sanctions imposed in response to the material violations; and (ii) certifies that the Fund has adopted procedures reasonably necessary to prevent violations of this Code by any person who is an Access Person hereunder.

(i)
Maintain a current list of all Access Persons and identify all reporting Access Persons on such list, and shall take steps to ensure that all reporting Access Persons have submitted reports, confirmations or statements in a timely manner.

(j)
The compliance officer shall maintain a record of any decision authorized to be made under this Code, and the reasons supporting the decision, to approve a personal securities transaction otherwise prohibited under this Code for at least five (5) years after the end of the fiscal year in which the approval is granted.

(k)	Maintain the records required by paragraph (f) of Rule 17j-1.

5.	Reporting Exceptions

(a)
Not withstanding the provisions of Sections 6, 7 and 8 of this Code, an Access Person shall not be required to make a report with respect to transactions effected for, and Securities held in, any account over which such person does not have any direct or indirect influence or control.

(b)
A disinterested trustee of the Trust: (i) need not make the Initial and Annual Reports required by Sections 7 and 8 of this Code; and (ii) need only report, on a Quarterly Report required by Section 6 of this Code, a transaction in a Security if such trustee, at the time of that transaction, knew or, in the ordinary course of fulfilling his or her official duties as a trustee of the Trust, should have known, that during the 15-day period immediately before or after the date of the transaction by the trustee, such security was purchased or sold by the Trust or was being considered for purchase or sale by its investment adviser or sub-advisers.

(c)
Any report required under Section 6, 7 or 8 of this Code may contain a statement that the report shall not be construed as an admission by the person making such report that he or she has any direct or indirect beneficial ownership in the Security to which the report relates.

6.	Quarterly Reports

(a)
All Access Persons subject to reporting shall direct their brokers to supply, at the same time that they are sent to the Access Person, a copy of the confirmation for each personal securities trade and a copy of each periodic account statement to the compliance officer.  Access Persons need not make a Quarterly Reports if such trading and account statements contain all of the information required in subsection (b) to be disclosed in the Quarterly Report.

(b)
Every Access Person shall report the information described below with respect to transactions in any Security in which such Access Person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership in the Security.  The Quarterly Report shall be made not later than 30 calendar days after the end of the calendar quarter in which the transaction to which the report relates was effected.  Each Access Person shall submit a Quarterly Report for each quarter, including those quarters during which no Securities transactions were effected. The Quarterly Report shall be made on the form attached as Exhibit A and shall contain the following information:

(i)	the date of the transaction, the title and the number of shares, and the principal amount of each Security involved, and the interest rate and maturity date (if applicable);

(ii)	the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

(iii)	the price at which the transaction was effected;

(iv)	the name of the broker, dealer or bank with or through whom the transaction was effected; and

(v)	the date that the Access Person submitted the Quarterly Report.

(c)
With respect to any account established by an Access Person, in which any Securities were held during the quarter for the direct or indirect benefit of the Access Person, the Access Person shall include on the Quarterly Report the following information:

(i)	the name of the broker, dealer or bank with whom the Access Person established the account; and

(ii)	the date the account was established.

7.	Initial Reports

Each Access Person shall disclose all personal Securities holdings to the appropriate compliance officer not later than 10 days after becoming an Access Person.  The Initial Report shall be made on the form attached as Exhibit B and shall contain the following information:

(a)	the title, number of shares and principal amount of each Security in which the Access Person had any direct or indirect beneficial ownership when the person became an Access Person;

(b)
the name of any broker, dealer or bank with whom the Access Person maintained an account in which any Securities were held for the direct or indirect benefit of the Access Person as of the date the person became an Access Person; and

(c)	the date that the Access Person submitted the Initial Report.

8.	Annual Reports

Each Access Person shall disclose all personal Securities holdings on an annual basis within 45 days after the end of the calendar year.  The Annual Report shall provide information on personal Securities holdings that is current as of a date no more than 30 days before the Annual Report is submitted.  The Annual Report shall be made on the form attached as Exhibit C and shall contain the following information:

(a)	the title, number of shares and principal amount of each Security in which the Access Person had any direct or indirect beneficial ownership;

(b)	the name of any broker, dealer or bank with whom the Access Person maintains an account in which any Securities are held for the direct or indirect benefit of the Access Person; and

(c)	the date that the Access Person submitted the Annual Report.

9.             Pre-Approval for Certain Transactions

Each Advisory Person shall notify the appropriate compliance officer at least fifteen (15) days prior to acquiring any direct or indirect beneficial ownership in any securities issued in an Initial Public Offering or a Limited Offering.  Such notification shall include all relevant details of the proposed acquisition.  No Access Person may acquire any securities, either directly or indirectly, through an Initial Public Offering or Limited Offering without the approval of the Board of Trustees of the Trust.

10.	Violations and Sanctions

 Upon being apprised of facts that indicate that a violation of this Code may have occurred, the Board of Trustees of the Trust shall determine whether, in their judgment, the conduct being considered did in fact violate the provisions of this Code.  If the Board of Trustees determines that a violation of this Code has occurred, the Board may impose such sanctions as it deems appropriate in the circumstances, including without limitation, one or more of the following: warnings, periods of “probation” during which all personal investment activities are prohibited (except for specifically approved liquidations of current positions), a letter of censure, suspension with or without pay, termination of employment, or disgorgement of any profits realized on transactions in violation of this Code.  If the person whose conduct is being considered by the Board is a Trustee of the Trust, he or she shall not be eligible to participate in the judgment of the Board as to whether a violation exists or in whether, or to what extent, sanctions should be imposed.

11.	Advisor Code of Ethics

The Advisor shall:

(a)
Submit to the Board of Trustees of the Trust a copy of the code of ethics adopted by such adviser pursuant to Rule 17j-1 of the 1940 Act and/or Rule 204-2(a)(12) of the Investment Advisers Act and a certification that such adviser has adopted procedures reasonably necessary to prevent its respective Access Persons from violating such code of ethics.

(b)	Promptly report to the Board of Trustees of the Trust in writing any material amendments to such adviser’s code of ethics.

(c)	Provide quarterly reports to the Trust representing that no material violations of its codes of ethics were made during the period so indicated.

(d)
No less frequently than annually, furnish to the Board of Trustees a written report that (i) describes any issues arising under such adviser’s code of ethics, including information about material violations and procedures and sanctions imposed in response to the material violations; and (ii) certifies that such adviser has adopted procedures reasonably necessary to prevent violations of its code of ethics by any person who is an Access Person hereunder.

12.	Confidentiality

All personal securities transactions reports disclosing personal securities holdings, and any other information filed pursuant to this Code, shall be treated as confidential, but are subject to review as provided herein and by representatives of the Securities and Exchange Commission.

Dated:  February 12, 2008

THE BLUE FUND GROUP
List of Access Persons

As of FEBRUARY 12, 2008

Trustees

Joseph Andrew

Paul S. Feinberg

Dmitri Mehlhorn

Rachel Kleinfeld

Officers and Employees

Daniel Adamson

Neeraja Bhavaraju

Aaron Masek

Douglas (Buck) Owen

Eric Phipps

THE BLUE FUND GROUP
CODE OF ETHICS

Quarterly Report

Calendar Quarter Ended ___/___/___

During the calendar quarter referred to above, the following transactions were effected in securities of which I had, or by reason of such transaction acquired, direct or indirect beneficial ownership, and which are required to be reported pursuant to the Code.

Name of Security	Date of Transaction	Number of Shares of Security	Interest Rate and Maturity Date (if applicable)	Principal Amount	Nature of Transaction (purchase, sale, other)	Price	Broker/Dealer or Bank Through Whom Effected

This report excludes (i) transactions with respect to which I had no direct or indirect influence or control and (ii), other transactions not required to be reported, and is not an admission that I have or had any direct or indirect beneficial ownership in the Securities listed.

I hereby represent that I established the brokerage accounts listed below, in which Securities were held during the quarter referenced above for my indirect or direct benefit.

Name of Broker, Bank or Dealer with Whom Account Maintained	Date Established

Date:_____________	Signature:___________________________________________
Print Name:_________________________________________

THE BLUE FUND GROUP
CODE OF ETHICS

Initial Report

1.	I hereby acknowledge receipt of a copy of the Code.

2.	I have read and understand the Code and recognize that I am subject thereto in the capacity of an “Access Person.”

3.	As of the date below, I had a direct or indirect beneficial ownership in the following Securities:

Name of Security	Number of Shares	Principal Amount	Type of Interest (Direct or Indirect)

4.	I hereby represent that I maintain account(s), as of the date this report is submitted, in which Securities are held for my direct or indirect benefit, with the brokers, dealers or banks listed below.

Name of Broker, Bank or Dealer with Whom Account Maintained	Date Established

This report is not an admission that I have or had any direct or indirect beneficial ownership in the Securities listed.

Date:______________	Signature:_________________________________

Print Name:________________________________

THE BLUE FUND GROUP
CODE OF ETHICS

Annual Report

Year Ended December 31, _____

1.	I have read and understand the Code and recognize that I am subject thereto in the capacity of an “Access Person.”

2.	I hereby certify that, during the year, I have complied with the requirements of the Code and I have reported all Securities transactions required to be reported pursuant to the Code.

3.	As of December 31, _____, I had a direct or indirect beneficial ownership in the following Securities:

Name of Security	Number of Shares	Principal Amount	Type of Interest (Direct or Indirect)	Broker/Dealer or Bank Through Whom Effected

4.	I hereby represent that I maintain account(s), with the brokers, dealers or banks listed below, in which Securities are held for my direct or indirect benefit.

Name of Broker, Bank or Dealer with Whom Account Maintained	Date Established

This report is not an admission that I have or had any direct or indirect beneficial ownership in the Securities listed.

Date:______________	Signature:_________________________________

Print Name:________________________________